Consent of Independent Registered Public Accounting Firm

The Board of Trustees and

Shareholders of Dundee Wealth Funds:

We consent to the use of our report, incorporated herein by reference, dated November 28, 2012, with respect to the financial statements and financial highlights of the JOHCM International Select Fund, as of September 30, 2012, and to the references to our firm under the heading “Service Providers,” and “Experts” in the Registration Statement on Form N-14.

/s/ KPMG LLP

Philadelphia, Pennsylvania

September 3, 2013